Exhibit 99.1

News Release

Novelis Reports Third Quarter of Fiscal Year 2016 Results
Record Automotive Shipments and Solid Execution Deliver Strong Quarterly Results

Third Quarter Fiscal Year 2016 Highlights

•	Net income of $6 million; excluding special items, net income $32 million

•	Excluding metal price lag, Adjusted EBITDA increased 4% YoY to $238 million

•	Record automotive shipments up 52% YoY

•	Global FRP shipments of 779 kilotonnes, up 3% YoY

ATLANTA, February 9, 2016 – Novelis, the world leader in aluminum rolling and recycling, today reported net income of $6 million for the third quarter of fiscal year 2016.  Excluding tax-effected special items, the company reported net income of $32 million in the third quarter of fiscal 2016 compared to $54 million in the third quarter of fiscal 2015.
Excluding the impact of metal price lag in both quarters, Adjusted EBITDA was $238 million in the third quarter of fiscal 2016, up four percent compared to $228 million in the prior year. The increase was driven by higher shipments of automotive and beverage can sheet, partially offset by less favorable recycling benefits due to depressed aluminum prices as compared to the prior year. Current year results also reflect higher fixed costs associated with new automotive and recycling operations.
"Our good performance this quarter validates our strategy to grow aluminum rolled products capabilities around the world to serve high growth, high value industries including automotive and packaging," said Steve Fisher, President and Chief Executive Officer for Novelis. "The success of our expansion projects coupled with our steady improvement in operational performance positions Novelis for continued growth and profitability."
Shipments of rolled aluminum products grew three percent to 779 kilotonnes in the third quarter of fiscal 2016, as compared to 757 kilotonnes reported in the prior year period. Despite higher shipments, revenues decreased 17 percent to $2.4 billion for the third quarter of fiscal 2016 driven by significantly lower average aluminum prices and local market premiums.
While average local market metal premiums stabilized during the third quarter of fiscal 2016, the company reported negative metal price lag of $26 million as it continued to turn higher average metal cost inventory from previous months. Although the company uses derivatives contracts to minimize the price lag associated with LME base aluminum prices, adequate cost-effective hedges are not available for local market premiums. Adjusted EBITDA for the third quarter of fiscal 2016 including metal price lag was $212 million.
The company reported negative $12 million of free cash flow in the third quarter of fiscal 2016 as compared to negative $12 million in the third quarter of fiscal 2015. Capital expenditures totaled $78 million in the third quarter of fiscal 2016, down from $104 million reported in the prior year period. The company continues to expect positive free cash flow for the full fiscal year, and capital expenditures slightly below $400 million in fiscal 2016.
As of December 31, 2015, the company reported solid liquidity of $946 million.

Third Quarter of Fiscal Year 2016 Earnings Conference Call
Novelis will discuss its third quarter of fiscal year 2016 results via a live webcast and conference call for investors at 8:00 a.m. ET on Tuesday, February 9, 2016. To view slides and listen only, visit the web at
https://cc.callinfo.com/r/1jziyt410jabm&eom. To join by telephone, dial toll-free in North America at 800 918 9478, India toll-free at 0008008521493 or the international toll line at +1 303 223 0117. Presentation materials and access information may also be found at novelis.com/investors.

About Novelis
Novelis Inc. is the global leader in aluminum rolled products and the world's largest recycler of aluminum. The company operates in 11 countries, has approximately 11,500 employees and reported $11.1 billion in revenue for its 2015 fiscal year. Novelis supplies premium aluminum sheet and foil products to transportation, packaging, construction, industrial and consumer electronics markets throughout North America, Europe, Asia and South America. The company is a subsidiary of Hindalco Industries Limited, part of the Aditya Birla Group, a multinational conglomerate based in Mumbai, India. For more information, visit novelis.com and follow us on Facebook at facebook.com/NovelisInc and Twitter at twitter.com/Novelis.

Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. We believe these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure will be available in the presentation slides filed as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC concurrently with the issuance of this press release. In addition, the Form 8-K includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Attached to this news release are tables showing the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Reconciliation to Adjusted EBITDA and Adjusted EBITDA excluding Metal Price Lag, Free Cash Flow, Reconciliation to Liquidity, Reconciliation to Net (Loss) Income excluding Special Items, and Segment Information.

Forward-Looking Statements
Statements made in this news release which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws.  Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions.  An example of forward looking statements in this news release is the company's expectation for positive free cash flow for the full fiscal year. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis' actual results could differ materially from those expressed or implied in such statements.  We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, derivative instruments, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive.  Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 are specifically incorporated by reference into this news release.

Media Contact:	Investor Contact:
Charles Belbin	Megan Cochard
+1 404 760 4122	+1 404 760 4170
charles.belbin@novelis.com	megan.cochard@novelis.com

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Net sales	$2,354	$2,847	$7,470	$8,358
Cost of goods sold (exclusive of depreciation and amortization)	2,051	2,498	6,692	7,310
Selling, general and administrative expenses	104	108	304	319
Depreciation and amortization	88	87	264	266
Interest expense and amortization of debt issuance costs	82	85	244	248
Research and development expenses	13	14	39	38
Gain on assets held for sale	—	(12)	—	(23)
Loss on extinguishment of debt	—	—	13	—
Restructuring and impairment, net	10	25	29	38
Equity in net loss of non-consolidated affiliates	—	2	2	4
Other (income) expense, net	(16)	(9)	(78)	14
	2,332	2,798	7,509	8,214
Income (loss) before income taxes	22	49	(39)	144
Income tax provision	16	3	28	25
Net income (loss)	6	46	(67)	119
Net income attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to our common shareholder	$6	$46	$(67)	$119

Novelis Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in millions, except number of shares)

	December 31, 2015	March 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$457	$628
Accounts receivable, net
— third parties (net of uncollectible accounts of $3 as of December 31, 2015 and March 31, 2015)	1,110	1,289
— related parties	56	53
Inventories	1,277	1,431
Prepaid expenses and other current assets	107	112
Fair value of derivative instruments	64	77
Deferred income tax assets	95	79
Assets held for sale	5	6
Total current assets	3,171	3,675
Property, plant and equipment, net	3,465	3,542
Goodwill	607	607
Intangible assets, net	545	584
Investment in and advances to non–consolidated affiliate	452	447
Deferred income tax assets	109	95
Other long–term assets
— third parties	109	137
— related parties	17	15
Total assets	$8,475	$9,102
LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities
Current portion of long–term debt	$47	$108
Short–term borrowings	932	846
Accounts payable
— third parties	1,384	1,854
— related parties	49	44
Fair value of derivative instruments	111	149
Accrued expenses and other current liabilities	514	572
Deferred income tax liabilities	8	20
Total current liabilities	3,045	3,593
Long–term debt, net of current portion	4,442	4,349
Deferred income tax liabilities	243	261
Accrued postretirement benefits	749	748
Other long–term liabilities	168	221
Total liabilities	8,647	9,172
Commitments and contingencies
Shareholder’s deficit
Common stock, no par value; unlimited number of shares authorized; 1,000 shares issued and outstanding as of December 31, 2015 and March 31, 2015	—	—
Additional paid–in capital	1,404	1,404
Accumulated deficit	(992)	(925)
Accumulated other comprehensive loss	(594)	(561)
Total deficit of our common shareholder	(182)	(82)
Noncontrolling interests	10	12
Total deficit	(172)	(70)
Total liabilities and deficit	$8,475	$9,102

Novelis Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Nine Months Ended December 31,
	2015	2014
OPERATING ACTIVITIES
Net (loss) income	$(67)	$119
Adjustments to determine net cash provided by operating activities:
Depreciation and amortization	264	266
(Gain) loss on unrealized derivatives and other realized derivatives in investing activities, net	(25)	6
Gain on assets held for sale	—	(23)
Loss on sale of assets	2	4
Impairment charges	8	7
Loss on extinguishment of debt	13	—
Deferred income taxes	(60)	(46)
Amortization of fair value adjustments, net	9	9
Equity in net loss of non-consolidated affiliates	2	4
Gain on foreign exchange remeasurement of debt	(5)	(4)
Amortization of debt issuance costs and carrying value adjustments	15	19
Changes in assets and liabilities including assets and liabilities held for sale (net of effects from divestitures):
Accounts receivable	166	(176)
Inventories	146	(437)
Accounts payable	(422)	427
Other current assets	6	(62)
Other current liabilities	(42)	(6)
Other noncurrent assets	21	3
Other noncurrent liabilities	(30)	(23)
Net cash provided by operating activities	1	87
INVESTING ACTIVITIES
Capital expenditures	(282)	(368)
Proceeds from sales of assets, third party, net of transaction fees and hedging	2	100
Outflows from investments in and advances to non-consolidated affiliates, net	(5)	(17)
(Outflows) proceeds from settlement of other undesignated derivative instruments, net	(11)	1
Net cash used in investing activities	(296)	(284)
FINANCING ACTIVITIES
Proceeds from issuance of long-term and short-term borrowings	151	303
Principal payments of long-term and short-term borrowings	(194)	(209)
Revolving credit facilities and other, net	178	238
Return of capital to our common shareholder	—	(250)
Dividends, noncontrolling interest	(1)	(1)
Debt issuance costs	(15)	(3)
Net cash provided by financing activities	119	78
Net decrease in cash and cash equivalents	(176)	(119)
Effect of exchange rate changes on cash	5	(3)
Cash and cash equivalents — beginning of period	628	509
Cash and cash equivalents — end of period	$457	$387

Reconciliation from Net income (loss) attributable to our common shareholder to Adjusted EBITDA, and Adjusted EBITDA excluding Metal Price Lag (unaudited)
Novelis is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. To better analyze underlying operational results, the following table also shows Adjusted EBITDA to Adjusted EBITDA excluding the impact of Metal Price Lag. On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag.

(in millions)	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to our common shareholder	$6	$46	$(67)	$119
Income tax provision	(16)	(3)	(28)	(25)
Interest, net	(77)	(84)	(235)	(244)
Depreciation and amortization	(88)	(87)	(264)	(266)
EBITDA	187	220	460	654

Unrealized (losses) gains on change in fair value of derivative instruments, net	(2)	12	18	12
Realized gains (losses) on derivative instruments not included in segment income	1	(3)	(1)	(4)
Adjustment to eliminate proportional consolidation	(7)	(10)	(22)	(27)
Loss on sale of fixed assets	(1)	(1)	(2)	(4)
Gain on assets held for sale	—	12	—	23
Loss on extinguishment of debt	—	—	(13)	—
Restructuring and impairment, net	(10)	(25)	(29)	(38)
Other expense, net	(6)	(1)	(12)	(9)
Adjusted EBITDA	$212	$236	$521	$701

Metal price lag	(26)	8	(165)	19
Adjusted EBITDA excluding metal price lag	$238	$228	$686	$682

Free Cash Flow and Cash and Cash Equivalents (unaudited)
The following table shows the “Free cash flow” for the nine months ended December 31, 2015 and 2014 and the ending balances of cash and cash equivalents (in millions).

	Nine Months Ended December 31,
	2015	2014
Net cash provided by operating activities	$1	$87
Net cash used in investing activities	(296)	(284)
Less: Proceeds from sales of assets, net of transaction fees and hedging	(2)	(100)
Free cash flow	$(297)	$(297)
Ending cash and cash equivalents	$457	$387

Total Liquidity (unaudited)
The following table shows available liquidity as of December 31, 2015 and March 31, 2015 (in millions).

	December 31,	March 31,
	2015	2015
Cash and cash equivalents	$457	$628
Availability under committed credit facilities	489	510
Total liquidity	$946	$1,138

Reconciliation of Net income (loss) to Net income, excluding Special Items (unaudited)
The following table shows Net income (loss) attributable to our common shareholder excluding special items (in millions). We adjust for items which may recur in varying magnitude which affect the comparability of the operational results of our underlying business.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to our common shareholder	$6	$46	$(67)	$119
Special Items:
Gain on assets held for sale	—	12	—	23
Loss on extinguishment of debt	—	—	(13)	—
Metal price lag	(26)	8	(165)	19
Restructuring and impairment, net	(10)	(25)	(29)	(38)
Tax effect on Special Items	10	(3)	59	(3)
Net income attributable to our common shareholder, excluding special items	$32	$54	$81	$118

Segment Information (unaudited)
The following table shows selected segment financial information (in millions, except shipments which are in kilotonnes).

Selected Operating Results Three Months Ended December 31, 2015	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$68	$37	$30	$77	$—	$212
Metal price lag	(16)	(8)	(3)	1	—	(26)
Adjusted EBITDA excluding metal price lag	$84	$45	$33	$76	$—	$238
Shipments
Rolled products - third party	253	220	183	123	—	779
Rolled products - intersegment	—	12	10	9	(31)	—
Total rolled products	253	232	193	132	(31)	779

Selected Operating Results Three Months Ended December 31, 2014	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$71	$57	$33	$75	$—	$236
Metal price lag	2	(5)	8	3	—	8
Adjusted EBITDA excluding metal price lag	$69	$62	$25	$72	$—	$228
Shipments
Rolled products - third party	255	205	177	120	—	757
Rolled products - intersegment	—	13	21	9	(43)	—
Total rolled products	255	218	198	129	(43)	757

Selected Operating Results Nine Months Ended December 31, 2015	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$163	$69	$100	$190	$(1)	$521
Metal price lag	(79)	(78)	(10)	2	—	(165)
Adjusted EBITDA excluding metal price lag	$242	$147	$110	$188	$(1)	$686
Shipments
Rolled products - third party	782	686	538	329	—	2,335
Rolled products - intersegment	1	48	35	27	(111)	—
Total rolled products	783	734	573	356	(111)	2,335

Selected Operating Results Nine Months Ended December 31, 2014	North America	Europe	Asia	South America	Eliminations and Other	Total
Adjusted EBITDA	$211	$211	$106	$171	$2	$701
Metal price lag	7	2	9	1	—	19
Adjusted EBITDA excluding metal price lag	$204	$209	$97	$170	$2	$682
Shipments
Rolled products - third party	762	665	528	337	—	2,292
Rolled products - intersegment	2	33	44	22	(101)	—
Total rolled products	764	698	572	359	(101)	2,292